Page 1 of 4

                         Exhibits to be filed with 1996 U5S

          B-5       Articles of Incorporation of GPUS, as amended August 1,
                    1996.

          B-7 Certificate of Amendment to the Certificate of Incorporation of GPUN dated August 1, 1996.

          B-9       Articles of Incorporation of GPU Genco, as amended
                    August 1, 1996.

          B-48      Certificate of Amendment of Certificate of
                    Incorporation of Energy Initiatives, Inc., dated as of August 1, 1996 to change the name of the company to GPU International, Inc.

          B-77      Certificate of Amendment of Certificate of
                    Incorporation of EI Power, Inc., dated as of August 1, 1996 to change the name of the company to GPU Power, Inc.

          B-88 Amendment to the By-Laws of Incorporation of EI Services Colombia, Ltda. dated as of August 9, 1996 to change the name of the company to GPU International Latin America, Ltda.

          B-96      Certificate of Amendment of Certificate of
                    Incorporation of Colombian Installations, Inc., dated as of August 26, 1996 to change the name of the company to GPU Power Philippines, Inc.

          B-98      Certificate of Amendment of Certificate of
                    Incorporation of EI Energy, Inc., dated as of August 1, 1996 to change the name of the company to GPU Electric, Inc.

          B-102 Certificate of Incorporation of Victoria Electric Holdings, Inc., dated as of June 17, 1996.

          B-103 Certificate of Incorporation of EI UK Holdings, Inc., dated as of April 30, 1996.

          B-104 Memorandum and Articles of Association of Avon Energy Partners Holdings, dated as of May 2, 1996.

          B-105 Memorandum and Articles of Association of Avon Energy Partners plc, dated as of April 29, 1996.

          B-106 Memorandum of Association of Midlands Electricity plc, dated as of March 9, 1989.
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                                                            Page 2 of 4

                         Exhibits to be filed with 1996 U5S

          B-107 Articles of Association of Midlands Electricity plc, adopted on December 13, 1996.

          B-108     Certificate of Filing of Amended Articles of
                    Incorporation of Magellan Utilities Development Corporation, adopted on March 14, 1994.

          B-109 Certificate of Incorporation of GPUI Lake Holdings, Inc., dated December 30, 1996.

          B-149 By-Laws of Victoria Electric Holdings, Inc., adopted as of June 17, 1996.

          B-150     By-Laws of EI UK Holdings, Inc., adopted as of April
                    30, 1996.

          B-151 Certificate of Filing of Amended By-Laws of Magellan Utilities Development Corporation adopted on September 29, 1994.

          B-152 By-Laws of GPUI Lake Holdings, Inc., adopted as of December 30, 1996.

          B-186     Limited Partnership Agreement of Mid-Georgia Cogen L.
                    P. dated as of April 15, 1996.

          C-2 GPU, Inc. Restricted Stock Plan for Outside Directors dated February, 6, 1997.

          C-3 GPU, Inc. 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries as amended and restated to reflect amendments through February 6, 1997.

          C-4 Performance Units Agreement Under the 1990 Stock Plan for Employees of GPU and Subsidiaries - 1996 Agreement.

          C-5 Incentive Compensation Plan for Elected Officers of GPU Service, Inc., dated as of February 6, 1997.

          C-6 Incentive Compensation Plan for Elected Officers of GPU Nuclear, Inc., dated as of February 6, 1997.

          C-7 Incentive Compensation Plan for Elected Officers of GPU Generation, Inc., dated as of February 6, 1997.

          C-10 GPU Service, Inc. Supplemental and Excess Benefits Plan, dated as of February 6, 1997.

          C-11 GPU Nuclear, Inc. Supplemental and Excess Benefits Plan, dated as of February 6, 1997.

          C-12 GPU Generation, Inc. Supplemental and Excess Benefits Plan, dated as of February 6, 1997.

          C-13 Deferred Remuneration Plan for Outside Directors of GPU, Inc. dated February 6, 1997.

          C-14 Deferred Remuneration Plan for Outside Directors of GPU Nuclear Inc., dated as of February 6, 1997.

          C-15 Retirement Plan for Outside Directors of GPU, Inc. dated February 6, 1997.
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                                                            Page 3 of 4

                         Exhibits to be filed with 1996 U5S

          C-16 GPU System Companies Deferred Compensation Plan dated February 6, 1997.

          C-17 GPU System Companies Master Directors' Benefits Protection Trust dated February 6, 1997.

          C-18 GPU System Companies Master Executives' Benefits Protection Trust dated February 6, 1997.

          C-74 Incentive Compensation Plan for Elected Officers of JCP&L dated February 6, 1997.

          C-76      JCP&L Supplemental and Excess Benefits Plan dated
                    February 6, 1997.

          C-77 Deferred Remuneration Plan for Outside Directors of JCP&L dated February 6, 1997.

          C-134 Incentive Compensation Plan for Elected Officers of Met-Ed dated February 6, 1997.

          C-136 Met-Ed Supplemental and Excess Benefits Plan dated February 6, 1997.

          C-191 Incentive Compensation Plan for Elected Officers of Penelec dated February 6, 1997.

          C-193 Penelec Supplemental and Excess Benefits Plan dated February 6, 1997.

          C-197     Annual Performance Award (APA) Plan of GPU
                    International, Inc. as amended and restated effective February 6, 1997.

          D-1 Tax Allocation Agreement - Amendments thereto through December 30, 1996.

          E-1 Venture Disclosures - Licensing of Computer Programs to Nonassociated Companies.

          E-2 Venture Disclosures - Fiber Optic System Lease Agreements with Nonassociated Companies.

          E-3       Venture Disclosures - Services to Non-Affiliated
                    Utilities.

          E-4 GPU International, Inc. Annual Report to the SEC on Form U-13-60 for 1996.

          F-1 Item 6. Part III - Compensation and other related information for the Officers and Directors of GPU, JCP&L, Met-Ed and Penelec.
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                                                            Page 4 of 4

                         Exhibits to be filed with 1996 U5S

          F-2 Consolidating Financial Statements of Jersey Central Power and Light Company for 1996.

                    Consolidating Financial Statements of Metropolitan Edison Company for 1996.

                    Consolidating Financial Statements of Pennsylvania Electric Company for 1996.

                    Consolidating financial statements for OLS Power Limited Partnership (OLS Power), which has three operating nonutility generation projects, have been omitted since as of December 31, 1993, GPU
                    International, Inc. reduced its investment in OLS Power to zero through the recording of equity losses.

          G-1       Financial Data Schedule (for EDGAR filing only).

                    GPU, Inc. and Subsidiary Companies

                    Jersey Central Power & Light Company

                    Metropolitan Edison Company and Subsidiary Companies

                    Pennsylvania Electric Company and Subsidiary Companies


          H-1 Organizational chart showing the relationship of GPU International, Inc. to each exempt wholesale generator
                    (EWG) in which it holds an interest.

                    Organizational chart showing the relationship of GPU Power, Inc. to each exempt wholesale generator (EWG) in which it holds an interest.

                    Organizational chart showing the relationship of GPU Electric, Inc. to each foreign utility company (FUCO) in which it holds an interest.

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